                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              LA-MAN CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                               LA-MAN CORPORATION
                              5029 Edgewater Drive
                             Orlando, Florida 32810


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October  30, 1997


     The Annual Meeting of shareholders of La-Man Corporation (the "Company") will be held on Thursday, October 30, 1997, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32750 for the following purposes, all of which are described in the accompanying Proxy
Statement:

1. To elect 10 members to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To consider and act upon the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1998 fiscal year; and

3. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Company's Proxy Statement and Annual Report for the fiscal year ended June 30, 1997 are enclosed.

     The record date for the determination of shareholders entitled to vote at the Meeting is September 15, 1997, and only shareholders of record at the close of business on that date will be entitled to vote at the Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,


Orlando, Florida                         J. WILLIAM BRANDNER
September 30, 1997                       President and Chief Executive Officer

                               LA-MAN CORPORATION

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 30, 1997

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of La-Man Corporation, a Nevada corporation ("La-Man" or the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, October 30, 1997, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32779 (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting is being held to consider and vote on the election of 10 persons to serve as members of the Company's Board of Directors, the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1998 fiscal year and to consider and act on any other business that may properly come before the meeting.

     The principal executive offices of the Company are located at 5029 Edgewater Drive, Orlando, Florida 32810. This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended June 30, 1997 (the "1997 Fiscal Year") are being sent to shareholders commencing on or about September 30, 1997.

RECORD DATE, VOTING RIGHTS, AND REVOCABILITY OF PROXIES

     The Board of Directors has fixed September 15, 1997 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of September 15, 1997, there were 3,405,007 shares of the Company's common stock, par value $.001 per share ("Common Stock") issued and outstanding.

     Holders of record of Common Stock on the record date are entitled to cast one vote per share, by person or by proxy authorized in writing, at the Annual Meeting. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     A shareholder may revoke a proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the Annual Meeting in person, either by giving written notice of revocation to the inspectors of election at the Annual Meeting or by voting at the meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Ten persons are to be elected at the Annual Meeting to serve as Directors for a term of one year or until the election and qualification of their successors. It is the intention of the persons named in the enclosed proxy to vote proxies FOR the election of the nominees named below. If any nominee refuses or is unable to serve as a Director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all other persons who may be nominated. The 10 nominees receiving the greatest number of votes will be elected to serve on the Board of Directors.

     This year's nominees for election to the Board of Directors are as follows:

                                                                          DIRECTOR
NAME                        POSITION AND OFFICES WITH THE COMPANY           SINCE    AGE
---------------------  -----------------------------------------------    --------   ---
J. Melvin Stewart              Chairman of the Board; Director              1994     78
J. William Brandner    President and Chief Executive Officer; Director      1994     60
Gary Donald Bell       President, Don Bell Industries, Inc.; Director       1995     48
R. Van Bogan           None                                                 N/A      51
Edwin M. Freakley      Director                                             1995     53
Thomas N. Grant        Director                                             1995     51
Philip Howe Hoard      Vice President; Secretary; Director                  1987     63
Lester Jacobs          None                                                 N/A      59
William A. Retz        None                                                 N/A      57
Robert M. Smither      Director                                             1995     43

BUSINESS EXPERIENCE OF NOMINEES

     J. MELVIN STEWART has served as a Director of the Company since February 1994 and as Chairman of the Board since September 29, 1994. He is also a member of the Board's Executive Committee (the "Executive Committee"), and serves as Chairman of the Board, President and Chief Executive Officer of Nevada SEMCO, Inc. ("SEMCO"), and as President and Chief Executive Officer of J.M. Stewart Corporation ("Stewart Corporation") and J.M. Stewart Industries, Inc. ("Stewart Industries"), all subsidiaries of the Company. Mr. Stewart served in such capacities at Stewart Corporation and Stewart Industries for more than five years prior to their acquisition by the Company in January 1994. From March 1989 to May 1991, Mr. Stewart also served as Treasurer and as a Director of Christian Purchasing Network. Christian Purchasing Network is not an affiliate of the Company.

     J. WILLIAM BRANDNER has served as President and Chief Executive Officer and as a Director since April 1994 and also serves as a member and Chairman of the Executive Committee. From April 1991 to July 1993, Mr. Brandner served as Chairman and President of American Integrity Corporation, a public insurance holding company with revenues of more than $100 million. From July 1971 to October 1990, Mr. Brandner served as Vice Chairman, Director and in various other senior executive positions with Harcourt Brace Jovanovich, Inc. ("HBJ"), a $1.8 billion diversified public company with publishing, insurance and theme park operations.

     GARY DONALD BELL has served as a Director since October 1995. He has served the last five years as President of Don Bell Industries, Inc. ("Don Bell Industries"), which was acquired by the Company in September 1995.

     R. VAN BOGAN is President and Chief Executive Officer of SouthTrust Bank/ Orlando. Prior to being appointed President and Chief Executive Officer in 1993, Mr. Bogan served as Executive Vice President and Senior Lender from 1992 to 1993. SouthTrust Bank/Orlando is a market bank of SouthTrust Bank, National Association, the Company's lending bank.

     EDWIN M. FREAKLEY has served as a Director and member of the Executive Committee since October 1995 and as a member of the Audit Committee since March 1996. Mr. Freakley has been President and Chief Executive Officer of Worrell Enterprises, Inc. ("Worrell"), a private publishing and management company, since before 1990.

     THOMAS N. GRANT has served as a Director and as a member and Chairman of the Compensation Committee since October 1995 and as a member of the Audit Committee since March 1996. Since January 1997, Mr. Grant has been First Vice President, Financial Institutions, SunTrust Bank, Central Florida, N.A. From 1993 to 1996 he served as Senior Vice President and Senior Lending Officer of The Bank of Winter Park, Winter Park, Florida ("Bank of Winter Park"). From 1992 to 1993 he served as President and Chief Executive Officer, and from 1991 to 1992 as Executive Vice President, of Central National Bank, Winter Park, Florida. Mr. Grant also served as Senior Vice President and in various other capacities with Southeast Bank, N.A. from 1973 to 1991.

     PHILIP H. HOARD has served as Vice President, Secretary and as a Director of the Company since April 1987. Mr. Hoard has also served as Director of Purchasing for the Company since March 1985, and as Plant Manager from April 1987 to present.

     LESTER JACOBS has served as Chairman of C 12 Group since 1992, an interactive peer study and support system for individuals who own or are the chief executive officer of small-to medium-sized businesses in the Florida cities of Tampa, Bradenton and Sarasota and in Houston, Texas. J. Melvin Stewart is a member of the C 12 Group in Sarasota, Florida.

     WILLIAM A. RETZ, REAR ADMIRAL USN (Ret.), has served since 1996 as Vice President, Government Services, for Aramark Corp., a large privately-held company which provides food and other services to a variety of industries. Admiral Retz served in the United States Navy from 1963 to 1995 with a variety of sea commands and shore assignments, including several U.S. Navy personnel management positions and positions of responsibility for naval bases, including closure of the U.S. Navy base in Philadelphia, Pennsylvania.

     ROBERT M. SMITHER, JR. has served as a Director and member of the Compensation Committee since October 1995. Mr. Smither has also served as a member and Chairman of the Audit Committee since March 1996, and has been Vice President and Treasurer of Worrell since before 1990.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE "FOR" ELECTION OF THE NOMINEES
                           LISTED ABOVE AS DIRECTORS



MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's April 28, 1994 Amended and Restated Bylaws, as amended (the "Bylaws"), provide that the Board of Directors is to be comprised of not less than three nor more than 10 members. The number of Directors may be increased by Bylaw amendment, by the affirmative vote of a majority of the persons then serving as Directors, or by the affirmative vote of holders of a majority of the Company's outstanding voting securities.

     The Board of Directors presently has four committees: an Audit Committee; a Compensation Committee; an Executive Committee; a Nominating Committee.

     The present members of the Audit Committee are Edwin M. Freakley, Thomas N. Grant, Robert M. Smither, Jr. (Chairman) and Ithiel C. Clemmons, who is not standing for re-election to the Board.

     The present members of the Compensation Committee are Thomas N. Grant (Chairman), Robert M. Smither, Jr. and Ithiel C. Clemmons.

     The present members of the Executive Committee are J. William Brandner (Chairman), Edwin M. Freakley and J. Melvin Stewart.

     The present members of the Nominating Committee are J. William Brandner, Edwin M. Freakley, Thomas N. Grant and J. Melvin Stewart. In order for the Nominating Committee to consider shareholder recommendations for nominees, such recommendations must be received in writing by the President of the Company not less than 120 days prior to the annual meeting of shareholders.

     In order for any action to be taken by a committee, it must be approved by the affirmative vote of not less than a majority of the committee members. Any action to be taken by a committee may be taken in lieu of a meeting by unanimous written consent of the members, in the same manner as legally required if such action were taken by the Board by written consent. During the 1997 Fiscal Year, the Board of Directors held three meetings, the Executive Committee met five times, the Compensation Committee met five times, the Audit Committee met twice and the Nominating Committee met three times. Each incumbent Director attended 75% or more of the total number of Board meetings and, to the extent he was a member, committee meetings.

     The Board of Directors intends to consider, at its annual meeting immediately following the Annual Meeting, the reconstitution of its committees. If approved, the Committees will be reconstituted as follows: each of the Audit Committee and Compensation Committee will be comprised of four Directors, none of whom may be an officer or employee of the Company or any of its subsidiaries. Each of the Executive Committee and the Nominating Committee will be comprised of four directors, two of whom may not be an officer or employee of the Company or any of its subsidiaries. Directors will be appointed to the various committees at the Board's annual meeting.

     The Company's Articles of Incorporation provide that the Company is to indemnify its executive officers and directors to the fullest extent allowed by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not also employees of the Company or any of its subsidiaries are paid a fee of $1,000 for each Board meeting attended and are reimbursed their costs in attending meetings. In addition, under the terms of the 1992 Stock Option Plan, non-employee Directors are entitled to receive, in November of each year in which they serve as Directors, grants of options to purchase 10,000 shares of Common Stock at an exercise price equal to the per share fair market value of the Common Stock on the date of grant. For further information concerning options granted under the 1992 Plan, see "1988 and 1992 stock option plans," below. During the 1997 Fiscal Year, Directors Stewart, Brandner, Bell, and Hoard were also employees of the Company or one or more of its subsidiaries for all or part of the year. Employee-Directors are reimbursed costs incurred by them in attending meetings of the Board and various committees, but receive no additional compensation for acting as Directors or as members of any committee.


                   SECURITIES OWNED BY PRINCIPAL SHAREHOLDERS
                                AND  MANAGEMENT

     The following table sets forth, as of September 15, 1997, certain information with respect to the stock ownership of: (a) all persons known by the Company to be record or beneficial owners of five percent (5%) or more of the outstanding Common Stock; (b) each nominee for election as a Director; (c) certain executive officers; and (d) all Directors and executive officers as a group (11 persons).


NAME AND ADDRESS                     NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                BENEFICIALLY OWNED/1/   CLASS/1/
---------------------------------  ---------------------  -----------

Gary D. Bell                             215,250/2/          6.0%
365 Oak Place
Port Orange, Florida 32127

J. William Brandner                      281,828/3,4/        7.7%
5029 Edgewater Drive
Orlando, Florida 32810


R. Van Bogan                                   0             0.0%


2456 Via Sienna
Winter Park, FL 32789

Ithiel C. Clemmons                         4,100/5/         0.1%
190-08 104th Avenue
Hollis, New York 11412

Edwin M. Freakley                              0/6/         0.0%
1450 South Dixie Highway
Boca Raton, Florida  33432

Thomas N. Grant                           6,200/7/          0.2%
200 South Orange Avenue
Orlando, Florida  32810

Philip Howe Hoard                       215,990/3,4,8/      6.1%
700 Glades Court
Port Orange, Florida 32127

Lester Jacobs                                 0             0.0%
656 Flamingo Drive
Apollo Beach, Florida 33572

Otto J. Nicols                          128,000/5/          3.6%
1582 Golfside Village Boulevard
Apopka, Florida 32712

William A. Retz                               0             0.0%
280 South Ridley Creek Road
Media, Pennsylvania 19063

Robert M. Smither, Jr.                        0/6/          0.0%
1450 South Dixie Highway
Boca Raton, FL  33432

J. Melvin Stewart                       551,147/4,8/       15.3%
2201 Cantu Court
Sarasota, Florida  34232

Todd D. Thrasher                         30,000/3/          0.9%
5029 Edgewater Drive
Orlando, Florida  32810

Worrell Enterprises, Inc.               545,919/9/         10.1%

1450 South Dixie Highway
Boca Raton, Florida 33432

All Executive Officers and Directors  1,432,515/10/        31.9%
as a Group (11 persons)

_____________________________

/1/ Based on information available to the Company, unless otherwise indicated such shares are owned of record by the named record or beneficial owner or the named record or beneficial owner and spouse, and represent sole voting and dispositive or investment power. Such person's percentage ownership has been calculated assuming that all warrants or options held by such person and that are exercisable within 60 days from September 15, 1997 have been exercised, but that no other outstanding warrants or options have been exercised. Also, the shares issuable upon exercise of options under the 1988 Plan, the 1992 Plan and the 1994 Plan described in the following notes, and the respective exercise prices of such options, have been adjusted in accordance with the terms of such plans as the result of a five percent stock dividend paid on August 7, 1996 to holders of record of Common Stock on July 26, 1996 (the "1996 Stock Dividend").

/2/ Includes the following options under the Stock Compensation Plan: (a) options for 131,250 shares exercisable at any time through September 6, 2000 at the exercise price of $.71 per share; and (b) options for 52,500 shares of common stock exercisable through September 6, 2001 at the exercise price of $1.50 per share.

/3/ (a) Includes the following five-year options granted September 6, 1994 under the Stock Compensation Plan: J. William Brandner 102,900; Philip Howe Hoard 58,800; and J. Melvin Stewart 86,100. Such options are exercisable at any time prior to September 6, 1999 at the price of $.84 per share. (b) Includes the following five-year options granted July 17, 1995 under the 1988 Stock Option Plan at the exercise price of $.66 per share: J. William Brandner 68,853; and Philip Howe Hoard 34,426. (c) Includes the following five-year options granted under the Stock Compensation Plan on September 1, 1995, at the exercise price of $.60 per share: J. William Brandner 57,147; Philip Howe Hoard 28,574; and J. Melvin Stewart 115,500. (d) Includes five-year options for 30,000 shares at the exercise price of $1.25 per share granted on January 6, 1997 to Todd D. Thrasher under the Stock Compensation Plan. The shares of Common Stock issuable upon exercise of the foregoing options have been registered under the Securities Act. See "stock compensation plan" and 1988 and 1992 stock option plans" below.

/4/ Includes the following awards of Common Stock under the Company's Senior
    Management Incentive Plan: J. William Brandner, 5,678 shares; Philip Howe Hoard 2,141 shares; and J. Melvin Stewart, 5,228 shares.

/5/ Includes the following options granted to Ithiel C. Clemmons and Otto J.
    Nicols, who are not standing for re-election to the Board of Directors: (a) with respect to Bishop Clemmons, 10-year options for 2,100 shares at the exercise price of $1.01 per share granted June 17, 1996 and for 2,000 shares at the exercise price of $2.39 per share granted June 16, 1997 under the 1992 Plan; and (b) with respect to Mr. Nicols, (i) five-year options granted September 6, 1994 under the Stock Compensation Plan for 42,000 shares at the exercise price of $.084 per share, (ii) five-year options granted July 17, 1995 under the 1988 Stock Option Plan for 43,033 shares at the exercise price of $.66 per share, (iii) five-year options granted September 1, 1995 under the Stock Compensation Plan for 35,717 shares at the exercise price of $.60 per share, and (iv) ten-year options for 2,000 shares at the exercise price of $2.39 per share granted June 16, 1997 under the 1992 Plan to Mr. Nicols as a non-employee Director.

/6/ Does not include 545,919 shares beneficially owned by Worrell.  Mr.
    Freakley and Mr. Smither are employees and executive officers of Worrell.

/7/ Includes: (a) 2,100 shares owned through an independent retirement account for the benefit of Mr. Grant; and (b) 10-year options for 2,100 shares at the exercise price of $1.01 per share granted June 17, 1996 and for 2,000 shares at the exercise price of $2.39 per share granted June 16, 1997 under the 1992 Plan.

/8/ Includes: (a) with respect to Mr. Hoard, options under the 1992 Plan to purchase up to 2,100 shares prior to November 4, 1997 at the exercise price of $.48 per share, to purchase up to 2,100 shares prior to November 4, 1998 at the exercise price of $2.14 per share, and to purchase up to 2,100 shares prior to January 13, 2000 at the exercise price of $.48 per share; and (b) with respect to Mr. Stewart, options under the 1992 Plan to purchase up to 3,150 shares prior to August 24, 1999 at the exercise price of $1.06 per share and to purchase up to 3,150 shares prior to January 13, 2000 at the exercise price of $.48 per share. See "employment agreements." The exercise prices of such options are equal to the fair market value of the Common Stock on the respective grant dates.

/9/ Includes: (a) 250,000 shares issued to Worrell, and 157,500 shares issuable upon exercise (at the conversion price of $4.76 per share) of conversion rights under a convertible promissory note of the Company issued to Worrell, in consideration of the Company's acquisition of Don Bell Industries; (b) 4,200 shares issuable upon exercise of 10-year options granted to Worrell on June 17, 1996 under the 1992 Stock Option Plan, at the exercise price of $1.01 per share; and (c) 4,000 shares issuable upon exercise of 10-year options granted on June 16, 1997 to Worrell under the 1992 Plan at the exercise price of $2.39 per share. Worrell will be represented on the Board of Directors by Messrs. Freakley and Smither, if elected, who individually do not beneficially own any shares of Common Stock.

/10/Does not include the following shares allocated to the following persons' accounts under the Company's 401(k) plan as of the last quarterly allocation reported by the plan administrator: Gary D. Bell 1,103; J. William Brandner 6,324; Philip Howe Hoard 3,787; and J. Melvin Stewart 5,353.

     As of September 15, 1997, the Company did not know of any arrangement, including any pledge by any person of securities of the Company, the operation of which may result at a subsequent date in a change in control of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF DON BELL INDUSTRIES

     In September 1995, the Company purchased all of the outstanding capital stock of Don Bell Industries, a commercial sign manufacturer located in Port Orange, Florida, from Worrell and Mr. Gary D. Bell, and certain indebtedness of Don Bell Industries to Worrell. Worrell received from the Company $300,000 in cash, 250,000 newly issued shares of Common Stock, and the Company's 8% Convertible Note due September 7, 2000 in the principal amount of $750,000 (the "Worrell Note"). In exchange for his minority interest in Don Bell Industries, Mr. Bell received $60,000 in cash and 25,000 newly issued shares of Common Stock. The Worrell Note provides for the payment of interest, in arrears, on the outstanding principal at the rate of 8% annually, on each March 15 and September 15 until the September 7, 2000 maturity date, with principal to be paid in annual installments of $250,000 on each of September 7, 1998, September 7, 1999 and September 7, 2000. The Worrell Note also provides for prepayment at any time at the following redemption prices (expressed in percentages of principal amount) plus accrued but unpaid interest to the date of redemption:

                   Months After Date                   Redemption
               of Issuance of Worrell Note                Price
               ---------------------------           --------------
                         0 - 12                          105.00
                        13 - 24                          103.75
                        25 - 36                          102.50
                        37 - 48                          101.25
                        49 - 60                          100.00

     The Worrell Note is convertible in whole or in part into as many unregistered shares of Common Stock as the principal amount of the note so converted is a multiple of the $4.762 conversion price, in the manner and on the other terms specified in the note.

     Each of Worrell and Mr. Bell was also granted certain registration rights with respect to the 250,000 shares issued to Worrell and the 25,000 shares issued to Mr. Bell at the closing of the acquisition. These shares were registered for resale under a Registration Statement on Form S-3 (Registration No. 33-98964) which became effective under the Securities Act on December 1, 1995. Included in the same registration statement were 233,750 Series SD Common Stock Purchase Warrants of the Company and the 233,750 shares of Common Stock issuable upon exercise of the SD Warrants. On February 28, 1996, Worrell purchased 68,750 of the warrants in privately negotiated transactions at the cash price of $.25 per warrant, and on February 28, 1996 exercised all such SD Warrants at the stated price of $.75 per share.

     As the result of certain purchase price adjustment provisions contained in the acquisition agreement, effective January 31, 1997 the Company issued to Worrell an additional promissory note in the principal amount of $569,525.00 and a promissory note to Gary Bell in the principal amount of $56,952.48, each bearing interest at the rate of 8% annually, with interest payable in quarterly installments and principal payable in three annual installments. On August 28, 1997, the Company paid in full and retired both of the foregoing notes with the proceeds of a refinancing.

     Following the Company's acquisition of Don Bell Industries, Don Bell Industries and Mr. Bell entered into a new employment agreement to replace the employment agreement in effect prior to the acquisition. The new agreement provides that Mr. Bell will be employed for a term ending April 14, 1998, subject to the right of Don Bell Industries to terminate Mr. Bell's employment other than for cause upon the payment of certain severance compensation as specified in the agreement. Mr. Bell is to receive an annual base salary in the amount of $150,000, plus certain incentive compensation tied to the financial performance of Don Bell Industries and the Company. The new agreement also contains certain noncompetition and nondisclosure covenants of Mr. Bell. As part of the new agreement, on September 7, 1995 the Company also entered into an employee stock option agreement with Mr. Bell, pursuant to which he was granted options for the purchase of 183,750 shares of Common Stock under the Stock Compensation Plan. See Note 2 to "securities owned by principal shareholders and management."



                               EXECUTIVE OFFICERS

     The following table lists the Company's executive officers as of the date of this Proxy Statement and includes certain other information concerning them.

NAME                          AGE         POSITIONS WITH COMPANY
----------------------------  ---  -------------------------------------

J. Melvin Stewart              78  Chairman of the Board
J. William Brandner            60  President and Chief Executive Officer
Philip Howe Hoard              63  Vice President and Secretary
Todd D. Thrasher               30  Vice President, Treasurer (Chief
                                   Financial Officer) and Assistant Secretary

          Executive officers hold office at the pleasure of the Board. For other information concerning the Company's executive officers, including the years in which they first became executive officers, reference should be made to "business experience of nominees" above.

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

          The following table sets forth certain information regarding compensation paid or accrued by the Company to or for the account of J. William Brandner, the Company's President and Chief Executive Officer, and J. Melvin Stewart, Chairman of the Board, the only executive officers of the Company whose salary and bonus for the 1997 Fiscal Year exceeded $100,000, for the Company's fiscal years ended June 30, 1997, 1996 and 1995. The number of shares issuable upon exercise of options and exercise prices reflected in such table and in the following footnotes have been adjusted for the 1996 Stock Dividend.

                           SUMMARY COMPENSATION TABLE


      NAME AND        YEAR     ANNUAL COMPENSATION             LONG-TERM COMPENSATION            ALL
 PRINCIPAL POSITION                                                                             OTHER
                                                                                                 COM-
                            SALARY    BONUS     OTHER     AWARDS                    PAYOUT      PENSA-
                              ($)      ($)     ANNUAL                                            TION
                                                COM-    RESTRICTED      OPTIONS      LTIP        ($)
                                               PENSA-      STOCK         /SARS       PAY-
                                                TION     AWARDS(S)        (#)        OUTS
                                                 ($)       ($)                       ($)
--------------------  ---- -------   ------  --------  -----------    ----------   ---------  --------

J. WILLIAM            1997  175,000   -0-   29,070/2/      -0-            -0-        -0-        -0-
BRANDNER,
PRESIDENT AND         1996  171,686   -0-     -0-          -0-         126,000/3/    -0-        -0-
CHIEF
EXECUTIVE OFFICER     1995  150,000   -0-     -0-          -0-         102,900/4/    -0-        -0-


J. MELVIN STEWART,    1997  170,000   -0-   26,768/2/      -0-            -0-        -0-        -0-
CHAIRMAN OF THE
BOARD                 1996  167,088   -0-     -0-          -0-        115,500/3/     -0-        -0-

                      1995  130,000   -0-     -0-          -0-        92,400/4/      -0-        -0-

=====================================================================================================

_____________________________

/1/ Excludes (a) benefits generally available to all employees on a nondiscriminatory basis and (b), except as described in Note (3) below, the following (which did not exceed 10% of the total annual salary and bonus earned by the named individuals for the 1997 Fiscal Year): (i) automobile maintenance expenses paid to or on behalf of the named individual by the Company; and (ii) the cost to the Company of personal use by the named individuals of automobiles owned or leased by the Company.

/2/ Represents: (a) with respect to Mr. Brandner, an award under the Company's
    Senior Management Incentive Plan of $14,535 cash and 5,678 shares of Common Stock having a per share fair market value of $2.56 as of the June 30, 1997 effective award date; and (b) with respect to Mr. Stewart, an award under the Senior Management Incentive Plan of $13,384 cash and 5,228 shares of Common Stock having a per share fair market value of $2.56 on the June 30, 1997 effective award date.

/3/ Represents: (a) with respect to Mr. Brandner, 68,853 options granted under the 1988 Stock Option Plan on July 17, 1995 and 57,147 options granted under the Stock Compensation Plan on September 1, 1995; and (b) with respect to Mr. Stewart, 115,000 options granted under the Stock Compensation Plan on September 1, 1995. Such options are exercisable at any time within five years following their respective grant dates at prices (adjusted for the 1996 Stock Dividend) equal to the per share fair market value of the Common Stock on the respective grant dates.

/4/ Represents: (a) with respect to Mr. Brandner, 102,900 options granted under the Stock Compensation Plan on September 6, 1994; and (b) with respect to Mr. Stewart, 3,150 options granted under the 1992 Plan for each of the calendar years 1994 and 1995 pursuant to Mr. Stewart's employment agreement, and 86,100 options granted under the Stock Compensation Plan on September 6, 1994. All of such options are exercisable during the period five years following the respective grant dates at prices (adjusted for the 1996 Stock Dividend) equal to the per share fair market value of the Common Stock on the respective dates of grant.

     In August 1995, the Company adopted the La-Man Corporation Senior Management Incentive Plan for executive officers. See "senior management incentive plan" below. During the 1997 Fiscal Year, the only incentive compensation plans in effect for executive officers were the 1988 Stock Option Plan; the 1992 Stock Option Plan; and the Stock Compensation Plan, all of which provide for grants of options and, in the case of the Stock Compensation Plan, direct awards of Common Stock, to employees and consultants; and the Senior Management Incentive Plan. All of such plans are described below.

            AGGREGATED OPTION/SAR EXERCISES IN THE 1997 FISCAL YEAR
                   AND 1997 FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to the value as of the end of the 1997 Fiscal Year of options to purchase Common Stock or stock appreciation rights (SARs") granted in prior years to the named executive officers. No options or SARs were granted to such officers during the 1997 Fiscal Year.

                NAME                                           NUMBER OF
                                                              SECURITIES       VALUE OF
                                                              UNDERLYING     UNEXERCISED
                                                              UNEXERCISED    IN-THE-MONEY
                                                             OPTIONS/SARS    OPTIONS/SARS
                                        SHARES                 AT FY-END      AT FY-END
                                      ACQUIRED ON   VALUE    EXERCISABLE/    EXERCISABLE
                                       EXERCISE    REALIZED  UNEXERCISABLE  UNEXERCISABLE
------------------------------------  -----------  --------  -------------  -------------

J. WILLIAM BRANDNER, PRESIDENT AND       -0-        $0.00      228,900/0    $433,551/$0.00
CHIEF EXECUTIVE OFFICER
J. MELVIN STEWART,                       -0-        $0.00      207,900/0    $398,223/$0.00
CHAIRMAN OF THE BOARD
==========================================================================================

EMPLOYMENT AGREEMENTS

     Each of the Company's employment agreements with its executive officers contains confidentiality and noncompetition provisions effective during the term of the agreement and for a period following termination of employment. Certain of the employment agreements also provide for indemnification of the executive to the maximum extent permitted by Nevada law or the Bylaws, whichever is greater, and for the payment by the Company of any expense of the executive incurred in enforcement proceedings with respect to his employment agreement if he is successful.

     J. WILLIAM BRANDNER. The Company is party to an employment agreement dated April 28, 1994, as amended August 31, 1995, with Mr. J. William Brandner, under which Mr. Brandner serves as President and Chief Executive Officer of the Company for a three-year term that commenced April 28, 1994 and which is extended automatically for additional one-year periods thereafter unless the Company or Mr. Brandner provides written notice to the contrary not less than six months prior to the expiration of the initial three-year term or any extension thereof. Mr. Brandner is to receive an annual base salary of not less than $150,000 per year. Mr. Brandner currently receives $175,000 base salary per year.

     Mr. Brandner's agreement also provides for the payment by the Company to Mr. Brandner of certain amounts as severance in the event the Company elects to terminate the Employment Agreement without cause. Should either the Board of Directors or the Chairman of the Board deliver written notice of termination without "cause" (as defined in the employment agreement) to Mr. Brandner, then his employment agreement will be terminated effective not less than 60 days from the date of such notice and after termination the Company will be required to pay Mr. Brandner an amount equal to 200% of his base salary (defined as total annual cash salary excluding bonuses) then in effect. Any such severance payments, less required withholdings, are to be made in equal installments corresponding to what would have been Mr. Brandner's regular pay dates and amounts. Simultaneously with the execution and delivery of Mr. Brandner's agreement, the Board of Directors of the Company appointed Mr. Brandner to serve as a Director, and also elected Mr. Brandner to serve as President and Chief Executive Officer of the Company.

     J. MELVIN STEWART. Stewart Corporation, an indirect wholly-owned subsidiary of the Company, is party to an employment agreement effective August 1993 with Mr. Stewart, under which he is to serve as President of each of, and to devote substantially all of his time to the business and affairs of, Stewart Corporation and Stewart Industries. Mr. Stewart receives a base salary of $170,000 per year over the balance of a five-year term that commenced in January 1994 and which is subject to automatic renewals for successive two-year terms thereafter unless either party provides written notice to the contrary not less than 30 days prior to the expiration of the initial or any renewal term.

     Mr. Stewart's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a three-year period. In such status, Mr. Stewart would be required to work only 750 hours per year and would be entitled to 50 percent of his base salary. The agreement also allows Mr. Stewart to convert to semi-retired status for a period of three years and in such status to work part-time for the Company (1,200 hours per year) for compensation equal to 75% of his base salary for the first two years and 50% of his base salary for the remaining year.

     PHILIP HOWE HOARD. Effective July 26, 1993, the Company entered into an employment agreement with Philip Howe Hoard for a five-year term that ends July 26, 1998 and is renewable for two-year periods unless terminated by Mr. Hoard or the Company. Mr. Hoard is employed at a base salary of $95,100 per year. Mr. Hoard may be awarded additional salary increases and bonuses at the discretion of the Board of Directors. In addition, Mr. Hoard's employment agreement provides for death benefits equal to twelve monthly payments of base salary under the employment agreement and disability benefits equal to the full compensation payable under the employment agreement for the remainder of its term.

     Mr. Hoard's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a one-year period. In such status, Mr. Hoard would be required to work only 750 hours per year and would be entitled to 50% of his base salary.

     1995 AMENDMENTS TO EMPLOYMENT AGREEMENTS. Effective August 31, 1995, each of Messrs. Brandner, Stewart and Hoard entered into amendments to their employment agreements with the Company. Under the amended employment agreements, each of such executive officers is to participate in the Senior Management Incentive Plan, described below. The amendments also provide that in the event of a "Change of Control" (as defined below), their respective terms of employment will be automatically renewed for three-year terms, they will be entitled to severance in the event of termination of their employment other than for cause, and they will have certain demand and piggyback registration rights with respect to shares of Common Stock owned by them.

     Under the above employment agreements, as amended, a "Change of Control" is defined as having occurred when: (a) any one person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), consummates a tender offer, a plan of open-market purchases or an exchange offer for shares of Common Stock, or consummates a proxy solicitation, which, in the judgment of a majority of the members of the Board of Directors of the Company, is reasonably likely to permit such person or Group to obtain control of a sufficient number of voting securities of the Company to elect a majority of the members of the Board of Directors of the Company; or (b) there occurs, within any period of 12 consecutive months other than as the result of proxies solicited by, or votes cast by, management of the Company, (i) a change in 35% of the persons who, as of August 31, 1995, constituted the Board of Directors of the Company other than as the result of resignations or (ii) an increase of 25% or more in the number of members of the Board of Directors.

SENIOR MANAGEMENT INCENTIVE PLAN

     In August 1995, the Board of Directors approved the La-Man Corporation Senior Management Incentive Plan (the "Incentive Plan") for the purpose of (i) strengthening the commonality of interests between management and shareholders,
(ii) linking effectively executive motivation and compensation with the Company's performance, (iii) providing incentives and rewards for key executives, (iv) offering a comprehensive and competitive total compensation program, and (v) attracting and retaining executives of high caliber and ability.

     The Incentive Plan calls for the establishment annually of an incentive pool to be distributed if two out of the following three corporate goals are achieved: (1) consolidated operating income increases a minimum of 15% over the prior fiscal year; (2) earnings per share increases by a minimum of 15% over the prior fiscal year; and (3) the quoted closing price per share of the Common Stock at fiscal year-end is 115% or more than the quoted closing price at the end of the previous fiscal year. The criteria for establishing the amount of the incentive pool will be determined by the Board at the beginning of each year.

     Each participant will have specific individual goals based on his direct responsibility and his contributions to the attainment of the corporate goals. These objectives will be established at the beginning of each fiscal period by the Chairman of the Board and the President and will be communicated to the participants as the basis for making awards. Awards are to be paid one-third in cash, one-third in newly issued shares of Common Stock and one-third as an adjustment of base salary.

     Each of the employment agreements of Messrs. Brandner, Stewart and Hoard provides that he is to participate in the Incentive Plan, and such persons are the only executive officers designated as participants in the Incentive Plan for the current fiscal year.

     The following awards were made under the Incentive Plan for the 1997 Fiscal
Year: J. William Brandner received an award comprised of $14,535 cash and 5,678 shares of Common Stock; J. Melvin Stewart received an award comprised of cash in the amount of $13,384 and 5,228 shares of Common Stock; and Philip Howe Hoard received an award of cash in the amount of $5,480 and 2,141 shares of Common Stock.

     Shares of Common Stock included in the above awards were issued under the Stock Compensation Plan. The number of shares issued was calculated on the basis of the $2.56 per share average of the high and low trade prices for the Common Stock on June 30, 1997. As part of such awards, the foregoing persons also received certain increases in their base salary effective July 1, 1997.

STOCK COMPENSATION PLAN

     The 1994 Plan provides for the issuance of up to 2,310,000 shares of Common Stock, either directly or upon exercise of options, pursuant to grants of awards to certain employees, officers, Directors, consultants and other persons providing bona fide consulting and other services to the Company.

     Under the terms of the 1994 Plan, the Board of Directors or the Compensation Committee, as the case may be, is responsible for administration of the plan and the granting of awards thereunder, as well as the authority and discretion to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, and to make all other determinations necessary or advisable in administering the plan. Awards may be granted only to Eligible Participants (defined as any person, firm or other entity that renders bona fide consulting or other services to the Company, including without limitation employees of the Company and its subsidiaries, officers and non-employee Directors of the Company and its subsidiaries, and independent consultants; provided, however that persons providing services to the Company or any of its subsidiaries in connection with the offer or sale of securities in a capital-raising transaction are prohibited from participating in the plan).

     Shares of Common Stock issued directly as stock awards are required to be measured by "fair market value" on the appropriate date for valuing the stock award and calculated by the weighted average of the high and low bid prices of the common stock as reported in The Wall Street Journal for the 10 trading days (which need not be consecutive) on which share price information for the Common Stock is reported in The Wall Street Journal immediately preceding the eighth trading day prior to the date of the award, provided that none of the such 10 trading days is more than 45 days prior to the date of the award. "Weighted average" means weighted by the total volume of shares traded on each of the applicable 10 trading days. If sufficient per share price quotations are not available from The Wall Street Journal, then fair market value shall be reasonably determined by the Board of Directors or the Compensation Committee in its sole discretion.

     The terms of options granted as awards under the 1994 Plan, including without limitation the exercise price and the duration for which such options are exercisable, and such other terms and conditions as the Board or the Compensation Committee may from time to time prescribe, are solely within the discretion of the Board or the Compensation Committee; provided, however, that the term of exercise of any options granted as awards under the 1994 Plan may not be more than five years following the date of grant and the per share exercise price may not be less than the per share par value of the Company's Common Stock on the date of grant.

     The Board of Directors or the Compensation Committee has the authority to suspend or terminate the 1994 Plan at any time or from time to time, but no such action shall adversely effect the rights of any person granted an award under the plan prior to the date of such suspension or termination.

     As of September 15, 1997, the following options were outstanding under the Stock Compensation Plan:

          (a) options for the purchase of a total of 324,450 shares granted to:
Messrs. J. William Brandner (102,900); Philip Howe Hoard (58,800); Otto J. Nicols (42,000), a Director and former officer and employee; J. Melvin Stewart (86,100); and Max D. Tavernier (34,650), a former director and employee. Such options are exercisable for a period of five years from September 6, 1994 at the exercise price of $.84 per share;

          (b) options for the purchase of a total of 260,750 shares granted to Messrs. Brandner (57,147), Hoard (28,574), Nicols (35,717), Stewart (115,500)
and Tavernier (23,812). Such options are exercisable for a period of five years after September 1, 1995 at the exercise price of $.60 per share;

          (c) options for the purchase of a total of 131,250 shares exercisable for period of five years after September 7, 1995 at the exercise price of $.71 per share, and options for a total of 52,500 shares exercisable for a period of five years after September 7, 1996 at the exercise price of $1.50 per share, granted to Gary D. Bell, President of Don Bell Industries, Inc., a subsidiary of the Company, and a Director of the Company since October 31, 1995; and

          (d) options for the purchase of a total of 283,250 shares of Common Stock granted to 14 employees of the Company or its subsidiaries, one of whom (Todd D. Thrasher) is an officer of the Company. Options for 173,250 of such shares are exercisable for a period of five years after the grant date at the exercise price of $.53 per share. Options for 110,000 of such shares are exercisable for a period of five years after the grant date at the exercise price of $1.25 per share.

     As of September 15, 1997, 426,467 shares of Common Stock had been issued as direct awards or upon exercise of options under the 1994 Plan.

     The shares of Common Stock issuable under the Stock Compensation Plan are registered under the Securities Act pursuant to: (a) the Company's Registration Statement on Form S-8 filed with the Commission April 20, 1994 (Registration No. 33-77924) (575,000 shares); and (b) the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 8, 1994 (Registration No. 33-81348), as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on January 26, 1996 and Post-Effective Amendment No. 2 thereto filed with the Commission on July 31, 1997 (1,735,000 shares).

1988 AND 1992 STOCK OPTION PLANS

     The Company's 1988 Plan provides for the granting of options to certain officers and employees of the Company to purchase an aggregate of not more than 175,000 shares of Common Stock. The Plan is designed to qualify as an "incentive stock option plan" under the Internal Revenue Code (the "Code"). As of September 15, 1997, all 175,000 options were outstanding under the 1988 Plan, held as follows: J. William Brandner, 68,853 options; Philip H. Hoard, 34,426 options and Otto J. Nicols, 43,033 options. As required under the terms of the 1988 Plan, the exercise price of all such options is equal to the fair market value of the Common Stock ($.66 per share, as adjusted for the 1996 Stock Dividend) on the July 17, 1995 date of grant, and such options expire five years following such grant date. The 43,033 options held by Mr. Nicols, a former officer and director are non-qualified stock options.

     The 1992 Plan provides for the granting of options to officers, Directors, employees and consultants to purchase not more than an aggregate of 603,750 shares of Common Stock. Because the 1992 Plan did not receive shareholder approval within 12 months of adoption by the Company's Board of Directors, all options granted under the 1992 Plan are required to be treated as non-qualified options. As of July 31, 1997, a total of 37,300 options granted under the 1992 Stock Option Plan were outstanding. The 1992 Plan includes a formula provision under which options to purchase 2,000 shares of Common Stock in June of each year are to be granted to each non-employee Director.

     Effective October 31, 1995, the Board of Directors formed a Compensation Committee required to be comprised of four non-employee Directors and delegated to the Compensation Committee the authority to administer the 1988 Plan and the 1992 Plan.

     Pursuant to both the 1988 Plan and the 1992 Plan (collectively, the "Stock Option Plans"), the Board of Directors or the Compensation Committee determines, subject to the provisions of the respective Stock Option Plan, the persons to whom options are granted, the number of shares of common stock subject to option, the period during which the options may be exercised and the terms and provisions of each option. The Stock Option Plans place restrictions on the grant of options to persons who are, at the time of the grant, members of any such plan committee and on the grant of options to employee-Directors. No option may be granted more than ten years after the effective date of the respective plan or exercised more than ten years after the date of grant (five years if the optionee owns more than 10% of the voting stock of the Company). Additionally, with respect to incentive (or "qualified") options under the 1988 Plan, the option price may not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% if the optionee owns more than 10% of the outstanding voting stock of the Company). Ordinarily under the 1988 Plan, optionees must remain continuously in the service of the Company for 18 months before the right to exercise an incentive option vests; under the 1992 Plan, the Board of Directors or plan committee determines, in each individual case, whether to apply such requirements or any similar requirement. Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company. The 1992 Stock Option Plan was amended subsequent to its adoption to provide that no options may be granted thereunder at an exercise price less than 85% of the fair market value per share of the Common Stock on the date of grant.

     As of September 15, 1997, a total of 37,300 options had been granted under the 1992 Plan and were outstanding as follows:

          (a) options to purchase up to 3,150 shares prior to November 4, 1997 at the exercise price of $.48 per share, and options to purchase up to 3,150 shares prior to November 4, 1998 at the exercise price of $2.14 per share, granted to Richard W. Coffman, a former director and executive officer of the Company;

          (b) options to purchase up to 2,100 shares prior to November 4, 1997 at the exercise price of $.48 per share, options to purchase up to 2,100 shares prior to November 4, 1998 at the exercise price of $2.14 per share, and options to purchase up to 2,100 shares prior to January 13, 2000 at the exercise price of $.48 per share, granted to Philip Howe Hoard;

          (c) options to purchase up to 3,150 shares prior to August 24, 1999 at the exercise price of $1.06 per share and options to purchase up to 3,150 shares prior to January 13, 2000 at the exercise price of $.48 per share, granted to J. Melvin Stewart;

          (d) options to purchase up to 2,100 shares prior to June 17, 2006 at the exercise price of $1.01 per share and options to purchase up to 2,000 shares prior to June 16, 2007 at the exercise price of $2.39 per share, granted to each of Ithiel C. Clemmons and Thomas N. Grant as non-employee Directors;

          (e) options to purchase up to 2,000 shares prior to June 16, 2007 at the exercise price of $2.39 per share, granted to Otto J. Nicols as a non-employee Director; and

          (f) options to purchase up to 4,200 shares prior to June 17, 2006 at the exercise price of $1.01 per share and options to purchase up to 4,000 shares prior to June 16, 2007 at the exercise price of $2.39 per share, granted to Worrell Enterprises, Inc. in consideration of the services of Messrs. Edwin M. Freakley and Robert M. Smither, Jr. as non-employee Directors of the Company.

SECTION 16(A) COMPLIANCE

       To the Company's knowledge, all directors, officers and beneficial owners of more than 10% of the Company's outstanding Common Stock timely filed all reports required to be filed by them pursuant to Section 16(a) of the Securities Exchange Act of 1934, except Ithiel C. Clemmons, who failed to file a Form 4 Statement of Changes in Beneficial Ownership with respect to certain options granted to him under the 1992 Plan as a non-employee Director on June 17, 1997 for the purchase of 2,000 shares of Common Stock.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board of Directors has selected BDO Seidman, LLP ("BDO") as the Company's independent public accounting firm for the fiscal year ending June 30, 1998. BDO has acted for the Company in such capacity since June 30, 1993. The Board of Directors proposes that the shareholders ratify such selection at the Annual Meeting. If the shareholders do not ratify the selection of BDO, the selection of independent auditors will be reconsidered by the Board of Directors.

       Representatives of BDO are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                       THE BOARD OF DIRECTORS RECOMMENDS

                  A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                              OF BDO SEIDMAN, LLP


                                 OTHER MATTERS

       The Board of Directors knows of no other matters to come before the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgement.


                           SHAREHOLDER PROPOSALS FOR
                              1998 ANNUAL MEETING


       Shareholder proposals intended to be presented at the Company's 1988 Annual Meeting of Shareholders must be received by the President of the Company for possible inclusion in the Company's notice of and proxy statement for such 1998 meeting on or before June 2, 1998. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President of the Company by certified mail, return receipt requested.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following information filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") is incorporated by reference herein: the Company's Annual Report on Form 10-KSB for the 1997 Fiscal Year.

       All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

       The Company undertakes to provide without charge to any person to whom this Proxy Statement is delivered upon written or oral request, by first class mail within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to the information that is incorporated herein by reference, unless such exhibits are specifically incorporated by reference to the information that this Proxy Statement incorporates). Such requests should be directed to the Treasurer, La-Man Corporation, 5029 Edgewater Drive, Orlando, Florida 32810 (telephone: 407-521-7477).

                            SOLICITATION OF PROXIES

       In addition to the solicitation of proxies by the use of the mails, proxies may also be solicited by the Company and its Directors, officers and management-level employees (who will receive no compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communications methods or personal interview. The Company has retained Morrow & Co. ("Morrow") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Morrow, Morrow will provide various proxy solicitation services for the Company at an estimated cost of $3,500 plus reasonable out-of-pocket expenses and indemnification against certain liabilities. The Company also will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding proxy materials to those persons for whom they hold such shares. All costs of such solicitation will be borne by the Company

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE 1997 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

                                      By Order of the Board of Directors,


                                           J. WILLIAM BRANDNER
September 30, 1997                         President and Chief Executive Officer

                                                                           PROXY

                              LA-MAN CORPORATION
                  5029 Edgewater Drive Orlando, Florida 32810

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Philip H. Hoard and Gary D. Bell, and each of them, as proxies each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of La-Man Corporation held of record by the undersigned on September 15,1997 at the Annual Shareholders Meeting to be held on October 30, 1997 at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

     The following proposals are being submitted to the Shareholders:

     A).  Election of ten Directors of the Company:

      1. Gary D. Bell         4. Edwin M. Freakley   8. William A. Retz
      2. R. Van Bogan         5. Thomas N. Grant     9. Robert M. Smither, Jr.
      3. J. William Brandner  6. Philip H. Hoard    10. J. Melvin Stewart
                              7. Lester Jacobs

     B). Ratification of appointment of BDO Seidman LLP as independent auditors.

                       VOTE AND SIGN ON THE REVERSE SIDE




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

To vote your shares for all Director nominees, mark the "for" box. To withhold voting for all nominees, mark the "withhold" box. If you do not wish your shares voted "for" a particular nominee follow the instructions below:

    VOTE ON PROPOSALS:

                                         A For      Withhold  All      -------------------------------------
    1. Directors                          [ ]           [ ]           To withhold authority to vote for
                                                                      any individual nominee write number(s)
    2. Ratification of appointment       A For      Withhold  All     of nominee from reverse side.
       of BDO Seidman LLP as              [ ]           [ ]
       independent auditors                                           PLEASE DATE THIS PROXY AND SIGN EXACTLY
                                                                      AS POSSIBLE IN THE POSTPAID ENVELOPE
                                                                      PROVIDED.

                                                                      X
                                                                      --------------------------------------
                                                                      Date:                          , 1997
|                                             |                       --------------------------------------
|            Mailing Label                    |
______________________________________________                        PLEASE RETURN THIS PROXY AS PROMPTLY
                                                                      AS POSSIBLE IN THE POSTPAID ENVELOPE
                                                                      PROVIDED
